Registration No. 33-58295


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        ------------------
                         AMENDMENT NO. 2
                 (Post-Effective Amendment No. 1)
                                To
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                        ------------------

                        EATON CORPORATION
      (Exact Name of Registrant as Specified in its Charter)


          Ohio                     34-0196300
     (State or Other               (I.R.S. Employer
     Jurisdiction of               Identification No.)
     Incorporation or
     Organization)



                           Eaton Center
                       1111 Superior Avenue
                    Cleveland, Ohio 44114-2584
                          (216) 523-5000
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)



                     E.R. Franklin, Secretary
                           Eaton Center
                       1111 Superior Avenue
                    Cleveland, Ohio 44114-2584
                          (216) 523-5000

    (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agent for Service)



                         EATON CORPORATION

                        ------------------

             DE-REGISTRATION OF REMAINING SECURITIES
                         REGISTERED UNDER
               REGISTRATION STATEMENT NO. 33-58295

     On March 29, 1995 (subsequently amended on May 17, 1995), Eaton Corporation ("Eaton"), an Ohio corporation, having its principal executive office at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, filed with the Securities and Exchange Commission a Registration Statement on Form S-3 for the registration of 1,599,988 of its Common Shares, $ 0.50 par value per share (the "Shares"), which Shares had been acquired by the former shareholders of Lectron Products, Inc. (the "Selling Shareholders") pursuant to an Agreement and Plan of Merger dated as of November 4, 1994, among Eaton, Eaton Michigan Corporation, a Michigan corporation wholly-owned by Eaton ("Merger Sub"), and Lectron Products, Inc., a Michigan corporation ("Lectron"), providing for the merger (the "Merger") of Merger Sub with and into Lectron and Lectron being the surviving corporation of the Merger. Each common share of Lectron issued and outstanding immediately prior to the Merger (other than common shares held in the treasury of Lectron or owned by any subsidiary of Lectron), was converted into the right to receive 1.7506715 Common Shares of Eaton in the Merger.

     In connection with the receipt of the Shares in the Merger, with certain limitations, the Selling Shareholders were entitled to effect the distribution of their shares from time to time in one or more transactions on the open market or in privately negotiated transactions, or in a combination of such methods of sale. The purpose of the Registration Statement was to permit the Selling Shareholders to offer for sale or to sell their Shares at such time and at such prices as they, in their sole discretion, chose.

     As of the date of this Amendment, any remaining shares held by the Selling Shareholders have satisfied the holding period requirements of Rule 144 promulgated under the Securities Exchange Act of 1933 and, accordingly, may be sold pursuant to the applicable provisions, including volume limitations, imposed by that Rule. Eaton hereby amends the Registration Statement to reflect the de-registration of the remaining shares held by the Selling Shareholders.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 (Post-Effective Amendment No. 1) to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on February 12, 1997.

                                   Eaton Corporation, Registrant

                                   By:   /s/ David M. O'Loughlin
                                        Attorney-in-fact for the
                                        officers and directors
                                        signing in the capacities
                                        indicated

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 (Post-Effective Amendment No. 1) to
Form S-3 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature and Title                Date

STEPHEN R. HARDIS, Chairman and Chief Executive
Officer; Principal Executive Officer; Director
ALEXANDER M. CUTLER, President and Chief Operating
Officer; Director
ADRIAN T. DILLON, Vice President -- Chief Financial
and Planning Officer; Principal Financial Officer
RONALD L. LEACH, Vice President -- Accounting;
Principal Accounting Officer
NEIL A. ARMSTRONG, Director                  February 12, 1997
PHYLLIS B. DAVIS, Director
ERNIE GREEN, Director
CHARLES E. HUGEL, Director
JOHN R. MILLER, Director
FURMAN C. MOSELEY, Director
VICTOR A. PELSON, Director
A. WILLIAM REYNOLDS, Director
GARY L. TOOKER, Director

The undersigned by signing his name hereto, executes this Amendment No. 2 (Post-Effective Amendment No. 1) to Form S-3 Registration Statement pursuant to a Power of Attorney executed by the above-named officers and directors of the Registrant and filed with the Securities and Exchange Commission as Exhibit 24 hereto.

By:   /s/ David M. O'Loughlin
     Attorney-in-fact for the
     officers and directors
     signing in the capacities
     indicated


                          EXHIBIT INDEX

Exhibit
Number                        Description

4(a)*          Amended Articles of Incorporation of Eaton
               Corporation, filed as Exhibit 3(i) to Form 8-K dated May 19, 1994 and incorporated herein by reference.

4(b)*          Amended Regulations of Eaton Corporation, filed as
               Exhibit (a)(3)3 to Form 10-K for the year ended
               December 31, 1994 and incorporated herein by reference.

4(c)* Instruments defining rights of security holders, including indentures (pursuant to Regulation S-K
               Item 601(b)(4), the Company agrees to furnish to the Commission, upon request, a copy of the instruments defining the rights of holders of long-term debt of the Company and its subsidiaries).

5* Opinion of G.L. Gherlein, Executive Vice President and General Counsel, as to the validity of the Common Shares registered.

23(a)*         Consent of Ernst & Young LLP.

23(b)* Consent of G.L. Gherlein, Executive Vice President and General Counsel, contained in his opinion filed as Exhibit 5 to this Registration Statement.

24             Power of Attorney.



* Previously filed with the Commission as Exhibits with the same respective numbers to Eaton Corporation's Registration Statement on Form S-3, filed with the Commission on March 29, 1995.